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                                                                    Exhibit 23.1

                              [LETTERHEAD OF KPMG]



                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
TRICOM, S.A.:

         We consent to the use of our report included herein and to references to our firm under the headings "Summary Financial and Operating Data", "Selected Consolidated Financial and Operating Data" and "Experts" in the prospectus.


                                             /s/ KPMG

                                             Member Firm of KPMG International

Santo Domingo, Dominican Republic
March 17, 2000